EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

         We have  issued our  report  dated  March 31,  2008,  accompanying  the consolidated financial statements and management's assessment for the effectiveness of internal control over financial reporting included in the Annual Report of Berkshire Bancorp Inc. and subsidiaries on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statement of Berkshire Bancorp Inc. on Forms S-8 (File No. 333-41708, effective July 19, 2000 and File No. 333-22287, effective February 25, 1997).


/s/ GRANT THORNTON LLP

New York, New York
March 31, 2008